This Security is in global form within the meaning of the Indenture referred to hereinafter and is registered in the name of The Depository Trust Company, a New York corporation ("DTC"), or a nominee of DTC, which may be treated by the Company, the Trustee and any agent thereof as owner and holder of this Security for all purposes.

         Unless this certificate is presented by an authorized representative of DTC to the Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

         Unless and until it is exchanged in whole or in part for Securities in definitive form in the limited circumstances referred to in the Indenture, this global Security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor depositary or a nominee of such successor depositary.



Registered No. 1                                  Principal Amount: $400,000,000
CUSIP No. 73755L AB 3

                     POTASH CORPORATION OF SASKATCHEWAN INC.

                          7 3/4% Notes due May 31, 2011

         POTASH CORPORATION OF SASKATCHEWAN INC., a Saskatchewan corporation (hereinafter called the "Company," which term shall include any successor entity under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., as nominee for DTC, or registered assigns, upon presentation, the principal sum of FOUR HUNDRED MILLION DOLLARS ($400,000,000) on May 31, 2011, and to pay interest on the outstanding principal amount thereon from May 21, 2001, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on May 31 and November 30 in each year, commencing November 30, 2001, at the rate of 7.75% per annum, until the entire principal amount hereof is paid or made available for payment.

         The interest so payable, and punctually paid or duly provided for on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest which shall be May 15 or November 15 (whether or not a Business Day) next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not more than 15 days and not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

         Payment of the principal of and interest on this global Security will be paid to DTC for the purpose of permitting DTC to credit the principal and interest received by it in respect of this global Security to the accounts of the beneficial owners thereof; provided, however, that if this Security is not a global Security, payment of the principal of and interest on this Security will be made at the office or agency of the Trustee in The City of New York, or elsewhere as provided in the Indenture, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; and provided, further, that at the option of the Company payment of interest may be made by (a) check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (b) transfer to an account of the Person entitled thereto located inside the United States.

         Additional provisions of this Security are set forth following the signature page hereof, which provisions shall for all purposes have the same effect as if set forth at this place.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed this 21st day of May, 2001.

                                      POTASH CORPORATION OF SASKATCHEWAN INC.





                                      By:
                                         ---------------------------------------
                                      Name: Wayne R. Brownlee
                                      Title: Senior Vice President, Treasurer
                                             and Chief Financial Officer





                                      By:
                                         ---------------------------------------
                                      Name: John L.M. Hampton
                                      Title: Senior Vice President, General
                                             Counsel and Secretary



TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one or all of the Securities of the series designated "7 3/4% Notes due May 31, 2011" pursuant to the within-mentioned Indenture.

THE BANK OF NOVA SCOTIA TRUST COMPANY OF NEW YORK, as Trustee


By:
   -------------------------------------
   Authorized Signatory

                             7 3/4% due May 31, 2011


         This Security is one or all of a duly authorized issue of securities of the Company (herein called the "Securities") issued and to be issued in one or more series under an Indenture, dated as of June 16, 1997 (herein called the "Indenture"), between the Company and The Bank of Nova Scotia Trust Company of New York, as trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture with respect to the Securities), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one or all of the series designated as the "7 3/4% Notes due May 31, 2011."

         The Securities in this series are redeemable, in whole or in part, at the Company's option at any time and from time to time at a Redemption Price equal to the greater of (i) 100% of the principal amount of the Securities to be redeemed and (ii) the sum of the present values of the Remaining Scheduled Payments discounted to the relevant Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate plus 30 basis points, together with, in each case, accrued interest on the principal amount of the Securities to be redeemed to the Redemption Date.

         In connection with such optional redemption, the following defined terms apply:

         "Adjusted Treasury Rate" means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as of the second Business Day immediately preceding that Redemption
Date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that Redemption Date.

         "Comparable Treasury Issue" means the United States Treasury security selected by the Independent Investment Banker that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities of this series.

         "Comparable Treasury Price" means, with respect to any Redemption Date,
(i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding that Redemption Date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (A) the average of the Reference Treasury Dealer Quotations for that Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (B) if the Independent Investment Banker for the Securities obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations.

         "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by us to act as the "Independent Investment Banker."

         "Reference Treasury Dealer" means each of Credit Suisse First Boston Corporation, Salomon Smith Barney Inc. and Banc of America Securities LLC and their respective successors and one other nationally recognized investment banking firm that is a primary U.S. Government securities dealer in New York City (herein called a "Primary Treasury Dealer") specified from time to time by the Company; provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, the Company shall substitute therefor another nationally recognized investment banking firm that is a Primary Treasury Dealer.

         "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third Business Day preceding that Redemption Date.

         "Remaining Scheduled Payments" means, with respect to each Security to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related Redemption Date but for such redemption; provided, however, that, if that Redemption Date is not an Interest Payment Date with respect to such Security, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of Interest accrued thereon to that Redemption Date.

         Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of the Securities in this series to be redeemed. On and after any Redemption Date, interest will cease to accrue on the Securities in this series or any portion thereof called for redemption. On or before any Redemption Date, the Company shall deposit, with the Trustee or with a paying agent, money sufficient to pay the Redemption Price of and accrued interest on the Securities in this series to be redeemed on such date. If less than all the Securities in this series are to be redeemed, the Securities to be redeemed shall be selected by the Trustee at the Company's direction by such method as the Company and the Trustee shall deem fair and appropriate. The Redemption Price shall be calculated by the Independent Investment Banker, and the Company, the Trustee and any paying agent for the Securities of this series shall be entitled to rely on such calculation.

         The Indenture contains provisions for defeasance of (a) the entire indebtedness of the Company on this Security and (b) certain restrictive covenants and the related defaults and Events of Default applicable to the Company, in each case, upon compliance by the Company with certain conditions set forth in the Indenture, which provisions apply to this Security. This Security is not subject to repayment at the Holder's option.

         If an Event of Default with respect to the Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

         As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default and offered the Trustee reasonable indemnity and the Trustee shall not have received from the Holders of a majority in principal amount of the Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any interest on or after the respective due dates expressed herein.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities at the time Outstanding, on behalf of the Holders of all Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any Place of Payment where the principal of and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar for the Securities duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denomination and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations set forth therein, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same.


         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee, nor any such agent shall be affected by notice to the contrary.

         The obligations of the Company under the Indenture and this Security and all documents delivered in the name of the Company in connection herewith and therewith do not and shall not constitute personal obligations of the officers, employees, agents or shareholders of the Company or any of them, and shall not involve any claim against or personal liability on the part of any of them, and all persons including the Trustee shall look solely to the assets of the Company for the payment of any claim thereunder or for the performance thereof and shall not seek recourse against such officers, employees, agents or shareholders of the Company or any of them or any of their personal assets for such satisfaction. The performance of the obligations of the Company under the Indenture and this Security and all documents delivered in the name of the Company in connection therewith shall not be deemed a waiver of any rights or powers of the Company or its shareholders under the Company's governing instruments.

         All terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         The Indenture and the Securities, including this Security, shall be governed by and construed in accordance with the law of the state of New York.

         Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused "CUSIP" numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the correctness or accuracy of such CUSIP numbers as printed on the Securities, and reliance may be placed only on the other identification numbers printed hereon.

         Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                                 ASSIGNMENT FORM

                   FOR VALUE RECEIVED, the undersigned hereby
                        sells, assigns and transfers unto


PLEASE INSERT SOCIAL
SECURITY OR OTHER IDENTIFYING
NUMBER OF ASSIGNEE

    ----------------------------------
    |                                | . . . . . . . . . . . . . . . . .
    ----------------------------------




 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
(Please Print or Typewrite Name and Address, including
Zip Code, of Assignee)


 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
the within Security of Potash Corporation of Saskatchewan Inc. and __________ hereby does irrevocably constitute and appoint



 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Attorney to transfer said Security on the books of the within-named Company with full power of substitution in the premises



Dated: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .



Signature. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
NOTICE: The signature to this assignment must correspond with the name as it appears on the first page of the within Security in every particular, without alteration or enlargement or any change whatever.


Signature Guaranteed: . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
NOTICE: Signature(s) must be guaranteed by an "eligible guarantor institution" that is a member or participant in a "signature guarantee program" (e.g., the Securities Transfer Agents Medallion Program, the Stock Exchange Medallion Program and the New York Stock Exchange Medallion Program).